UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2008

CRESCENT BANKING COMPANY

(Exact name of registrant as specified in its charter)

Georgia	0-20251	58-1968323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Caring Way, Jasper, Georgia	30143
(Address of principal executive offices)	(Zip Code)

(678) 454-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Amended and Restated Change of Control Employment Agreements

On December 30, 2008, Crescent Banking Company (the “Company”) entered into an Amended and Restated Change of Control Employment Agreement (the “Change of Control Agreements”) with each of J. Donald Boggus, Jr., President and Chief Executive Officer of the Company, Leland W. Brantley, Executive Vice President and Chief Financial Officer of the Company, A. Bradley Rutledge, Sr., Executive Vice President and Chief of Lending Administration, Anthony N. Stancil, Executive Vice President and Chief of Lending Production, and Bonnie B. Boling, Executive Vice President and Retail Administrator (each, an “Executive”). As described in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 20, 2008, an amendment of these arrangements in 2006 unintentionally resulted in these agreements operating as employment agreements (providing for severance in the event of any qualifying termination of employment), rather than change-in-control agreements (providing for severance only in the event of a qualifying termination following a change in control). The most recent amendment and restatement of the Change of Control Agreements corrects this error and includes certain changes to bring the Change of Control Agreements into documentary compliance with Section 409A of the Internal Revenue Code.

The Change of Control Agreements provide severance payments and benefits to the Executive if his or her employment is terminated without Cause or the Executive resigns for Good Reason within three years after a Change of Control of the Company (as such terms are defined in the Change of Control Agreements). The severance payments and benefits to be paid to the Executive under the terms of the Change of Control Agreements include a pro rata bonus for the year of termination based on the Executive’s highest annual bonus received from the Company in the prior three years and a severance payment equal to two times the sum of (i) the Executive’s then-current annual salary and (ii) highest annual bonus paid to the Executive during the prior two years. In addition, all of the Executive’s outstanding options and restricted stock awards will vest as of the date of termination, and the Company will continue to provide the Executive with group health coverage for two years, except that the Company’s obligation to provide such health coverage will end if the Executive becomes employed by another employer that provides the Executive with group health benefits. The Executive is entitled to a tax gross-up payment to cover any personal taxes imposed on him or her with respect to the continuation of group health coverage provided under his or her Change of Control Agreement.

Each Change of Control Agreement also provides that the Executive will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he or she may incur as a result of payments or benefits that may be deemed “golden parachute” payments under Section 280G of the Internal Revenue Code.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Change of Control Agreements, which are attached hereto as Exhibits 10.1- 10.5, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Change of Control Employment Agreement between Crescent Banking Company and J. Donald Boggus, Jr.

10.2	Amended and Restated Change of Control Employment Agreement between Crescent Banking Company and Leland W. Brantley.

10.3	Amended and Restated Change of Control Employment Agreement between Crescent Banking Company and A. Bradley Rutledge.

10.4	Amended and Restated Change of Control Employment Agreement between Crescent Banking Company and Anthony N. Stancil.

10.5	Amended and Restated Change of Control Employment Agreement between Crescent Banking Company and Bonnie B. Boling.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT BANKING COMPANY

By:	/s/ J. Donald Boggus, Jr.
J. Donald Boggus, Jr.
President and Chief Executive Officer

Date: January 6, 2009